                                                                    EXHIBIT 11.1
                         EARNINGS PER SHARE COMPUTATIONS

                                                                                Nine-Month Period Ended
                                                                                  Sept. 30,  Sept. 30,
                                                                                    1996       1995
                                                                                    ----       ----
PRIMARY EARNINGS PER SHARE:                                               (Dollar and share amounts in 000's)

Net Income                                                                        $ 8,163    $ 3,578
                                                                                  -------    -------

Shares:

Weighted average common shares outstanding                                          8,543      6,104

Effect of shares issuable under stock option
    plans and from stock purchase warrants,
based on the treasury stock method                                                    132
                                                                                  -------    -------


  Adjusted common shares and equivalents                                            8,675      6,104
                                                                                  -------    -------

Earnings per share - primary                                                        $0.94      $0.59
                                                                                  -------    -------

FULLY DILUTED EARNINGS PER SHARE:

Net Income                                                                        $ 8,163    $ 3,578
                                                                                  -------    -------

Shares:

Weighted average common shares outstanding                                          8,543      6,104

Effect of shares issuable under stock option
    plans and from stock purchase warrants,
based on the treasury stock method                                                    277
                                                                                  -------    -------


  Adjusted common shares and equivalents                                            8,820      6,104
                                                                                  -------    -------

Earnings per share - fully diluted                                                  $0.93      $0.59
                                                                                  -------    -------
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

                                                                    EXHIBIT 11.1
                         EARNINGS PER SHARE COMPUTATIONS

                                                                              Three-Month Period Ended
                                                                                 Sept. 30,  Sept. 30,
                                                                                   1996        1995
                                                                                   ----        ----
PRIMARY EARNINGS PER SHARE:                                              (Dollar and share amounts in 000's)

Net Income                                                                        $ 4,640    $ 3,981
                                                                                  -------    -------

Shares:

Weighted average common shares outstanding                                         10,919      6,129

Effect of shares issuable under stock option
    plans and from stock purchase warrants,
based on the treasury stock method                                                    256
                                                                                  -------    -------


  Adjusted common shares and equivalents                                           11,175      6,129
                                                                                  -------    -------

Earnings per share - primary                                                        $0.42      $0.65
                                                                                  -------    -------

FULLY DILUTED EARNINGS PER SHARE:

Net Income                                                                        $ 4,640    $ 3,981

Shares:

Weighted average common shares outstanding                                         10,919      6,129

Effect of shares issuable under stock option
    plans and from stock purchase warrants,
based on the treasury stock method                                                    277
                                                                                  -------    -------


  Adjusted common shares and equivalents                                           11,196      6,129
                                                                                  -------    -------

Earnings per share - fully diluted                                                  $0.41      $0.65
                                                                                  -------    -------

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